                                                                    EXHIBIT 32.3


                             AMERICAN BANCORP, INC.


                     DISCLOSURE OF APPROVAL BY THE COMPANY'S
                     AUDIT COMMITTEE FOR THE PERFORMANCE OF
                       NONAUDIT SERVICES BY THE COMPANY'S
                   INDEPENDENT AUDITORS PURSUANT TO 18 U.S.C.
                  SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      202 OF THE SARBANES-OXLEY ACT OF 2002


For the third quarter of 2003, the Audit Committee of American Bancorp, Inc. approved that its independent auditors could review the Company's Form 10-Q for the second quarter of 2003, provide answers to miscellaneous inquires by management and provide advice to management and the Board of Directors of the Company and the Bank.